N E W S



CONTACT:  Ken Preston    Office: (213) 614-3656    Pager: (800) 976-3291


FOR IMMEDIATE RELEASE


  FIRST INTERSTATE BANCORP 1995 ANNUAL STOCKHOLDERS MEETING


     LOS ANGELES, February 15, 1995 -- First Interstate
Bancorp said today that its Annual Meeting of Stockholders will be held on Friday, April 28, 1995, at the Sheraton
Grande Hotel, 333 South Figueroa Street, Los Angeles,
California, at 10:00 a.m. local time.

     The record date for stockholders eligible to vote at the meeting is the close of business on March 9, 1995.

     First Interstate Bancorp is the 14th largest banking company in the United States and the largest based in Southern California. Its 1,129 offices in 13 western states serve individuals, small businesses, middle market companies and selected large corporations and financial institutions. First Interstate provides quality financial products and services marketed at the local level to nearly five million households in over 500 western U.S. communities.


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